[Letterhead of Blank Rome LLP]

September 15, 2006

Iconix Brand Group, Inc.
215 West 40th Street
New York, New York 10018

Gentlemen:

You have requested our opinion with respect to the offer and sale by certain selling stockholders pursuant to the Registration Statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed by Iconix Brand Group, Inc. (the “Company”) with the Securities and Exchange Commission, of 3,751,654 shares (the “Issued Shares”) of the Company’s common stock, $.001 par value (the "Common Stock”), previously issued by the Company to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) and 48,242 shares of Common Stock (the “Additional Shares”) that the Company estimates is the maximum number of additional shares of Common Stock that it may be required to issue in the future to certain of the Selling Stockholders as an adjustment to the purchase price of the assets the Company acquired from London Fog Group, Inc. in August 2006.

We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

Based upon the foregoing, it is our opinion that:

1)	The Issued Shares have been validly issued and are fully paid and non-assessable.

2)	The Additional Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

Iconix Brand Group, Inc.
September 15, 2006

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to our firm as your counsel in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP